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                                                                   EXHIBIT 10.16

                            RECOURSE PROMISSORY NOTE

$1,630,781.54                                                  December 20, 1999


  JEFFREY A. ALLRED (hereinafter referred to as "Debtor"), for value received,
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hereby promises to pay to the order of PREMIERE TECHNOLOGIES, INC., a Georgia corporation (hereinafter referred to as "Payee"), at 3399 Peachtree Road, Suite
                                         -----
600, Atlanta, GA 30326, or at such other place as Payee may from time to time designate to Debtor in writing, in coin or currency of the United States of America, and in immediately available funds, the principal sum of One Million Six Hundred Thirty Thousand Seven Hundred Eighty-One Dollars and 54/100ths ($1,630,781.54).

  Security. To secure the payment of this Note, the undersigned pledges and grants Payee a security interest in all of Debtor's right, title and interest in, to and under the securities (the "Stock") of USA.NET, Inc. and WebMD, Inc.
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(now known as Healtheon/WebMD, Inc.) owned by it as provided in that certain
Stock Pledge Agreement between Debtor and Payee of even date herewith.

  Payment/Interest. Interest shall accrue on the unpaid principal balance at 5.74% per annum. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed. The entire outstanding principal balance of this Note shall be due and payable by Debtor on December 31, 2000. Any principal of or interest on this Note not paid when due shall bear interest after such due date until paid at the rate of 7.74% per annum, and Debtor shall pay all costs of collection.

  Prepayment. Debtor may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium.

  Events of Default.  If any of the following events (an "Event of Default")
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shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then this Note shall thereupon be and become, forthwith due and payable, without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived:

     (a) If Debtor defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for twenty (20) days after Debtor receives notice from Payee of such default; or

     (b) If Debtor makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due; or

     (c) If an order, judgment or decree is entered adjudicating Debtor bankrupt or insolvent; or

     (d) If Debtor petitions or applies to any tribunal for the appointment of a trustee or receiver of Debtor, or of any substantial part of the assets of Debtor, or commences any proceedings relating to Debtor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or
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     (e)  If any such petition or application is filed, or any such proceedings are commenced, against Debtor, and Debtor by any act indicates his approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than ninety
(90) days.

     Waiver. Any failure on the part of Payee at any time to require the performance by Debtor of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

     Time.  Time is of the essence.

     Notices. All notices, requests, demands and other communications to Debtor hereunder shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, when mailed postage prepaid by registered or certified mail with return receipt requested, or when delivered by overnight delivery service to 100 Inman Circle, N.E., Atlanta, GA 30309, or to such other address as Debtor may designate to Payee in writing.

     Applicable Law. This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia.

     IN WITNESS WHEREOF, Debtor has executed this Note under seal as of the date first set forth above.

                                        /s/ Jeffrey A. Allred
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                                        JEFFREY A. ALLRED




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